As filed with the Securities and Exchange Commission on June 29, 2004.

Registration No. 33-79996

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8

REGISTRATION STATEMENT
Under The Securities Act of 1933
AXSYS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-1962029
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

175 Capital Boulevard, Suite 103
Rocky Hill, Connecticut 06067

(Address of Principal Executive Offices Including Zip Code)

Axsys Technologies, Inc. 401(k) Retirement Plan

(Full Title of the Plan)

David A. Almeida
Vice President, Chief Financial Officer, Secretary and Treasurer
Axsys Technologies, Inc.
175 Capital Boulevard, Suite 103
Rocky Hill, Connecticut 06067
(860) 257-0200

(Name , Address and Telephone Number of Agent For Service)

Copies To:
Lisa K. Kunkle, Esq.
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114-1190
(216) 586-3939

This Post-Effective Amendment No. 1 is being filed solely to adjust the number of shares covered by the 1994 Registration Statement (as defined below) pursuant to Rule 416(b)
of the Securities Act of 1933, as amended (the “Securities Act”).

INCORPORATION BY REFERENCE

     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 33-79996) filed with the Securities and Exchange Commission (the “Commission”) by Axsys Technologies, Inc., a Delaware corporation (the “Registrant”), on June 6, 1994 (the “1994 Registration Statement”). The contents of the 1994 Registration Statement are incorporated by reference into this Post-Effective Amendment No. 1.

EXPLANATORY NOTE

     On June 6, 1994, the Registrant filed the 1994 Registration Statement, registering 750,000 shares of its common stock, par value $0.01 per share (“Common Stock”) to be issued pursuant to the Axsys Technologies, Inc. 401(k) Retirement Plan (the “Plan”). On July 25, 1996, the Registrant completed a one-for-five reverse stock split of its Common Stock (the “Reverse Stock Split”). In accordance with Rule 416(b) under the Securities Act, the amount of securities that was registered under the Plan was proportionately reduced to 150,000 shares as of July 25, 1996 to reflect the Reverse Stock Split.

     On June 1, 2004 the Board of Directors of the Registrant declared a three-for-two stock split of the Registrant’s Common Stock in the form of a stock dividend (the “Stock Split”). The stock dividend will become payable on June 30, 2004. Pursuant to Rule 416(b) of the Securities Act, the Registrant’s 1994 Registration Statement relating to the Plan, is hereby amended to increase the total number of shares of Common Stock registered under the Plan pursuant to the Registration Statement from 150,000 (as adjusted as described above) shares to 225,000 shares.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Axsys Technologies, Inc. 401(k) Retirement Plan.

23.1	Consent of Independent Auditors.

24	Power of Attorney.

     The Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

[Signatures on following page]

SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rocky Hill, State of Connecticut, on June 28, 2004.

AXSYS TECHNOLOGIES, INC.

By:	/s/ David A. Almeida

David A. Almeida
Vice President, Chief Financial Officer, Secretary and Treasurer

               Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Date: June 28, 2004	/s/ Stephen W. Bershad

Stephen W. Bershad
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: June 28, 2004	/s/ David A. Almeida

David A. Almeida
Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)

Date: June 28, 2004	*

Anthony J. Fiorelli, Jr.
Director

Date: June 28, 2004	*

Eliot M. Fried
Director

Date: June 28, 2004	*

Richard F. Hamm, Jr.
Director

Date: June 28, 2004	*

Robert G. Stevens
Director

*This Post-Effective Amendment No. 1 has been signed on behalf of the above officers and directors by David A. Almeida, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to this Post-Effective Amendment No. 1.

DATED: June 28, 2004	By:	/s/ David A. Almeida

David A. Almeida
Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rocky Hill, State of Connecticut, on June 28, 2004.

AXSYS TECHNOLOGIES, INC. 401(K) RETIREMENT PLAN

By:	/s/ Katherine A. Bownes

Name:	Katherine A. Bownes

Title:	Corporate Executive Administrator & 401(k) Administrator

EXHIBIT INDEX

Exhibit Number	Description

4.1	Axsys Technologies, Inc. 401(k) Retirement Plan.

23.1	Consent of Independent Auditors.

24	Power of Attorney.

4